Exhibit 10.1

Execution Version

CONTRIBUTION AND EXCHANGE AGREEMENT

This CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”) is dated as of May 10, 2022 (the “Effective Date”) by and among Redbox Automated Retail, LLC, a Delaware limited liability company (the “Borrower”), Redwood Intermediate LLC, a Delaware limited liability company (“Redwood Intermediate”), Redwood Holdco, LP, a Delaware limited partnership (“Redwood Holdco”), New Outerwall, Inc., a Delaware corporation (“New Outerwall”), Aspen Parent, Inc., a Delaware corporation (“Aspen Parent”), Redbox Entertainment Inc., a Delaware corporation (“RDBX”) and the Agent (as defined below). The Borrower, Redwood Intermediate, Redwood Holdco, New Outerwall, Aspen Parent, RDBX and the Agent are referred to herein as the “Parties” and individually as a “Party.” The Borrower, Redwood Intermediate, Redwood Holdco, New Outerwall, Aspen Parent and RDBX are referred to herein as the “Redbox Parties” and individually as a “Redbox Party.”

RECITALS

WHEREAS, an entity affiliated with the Borrower, RDBX, is party to that certain Merger Agreement, dated as of May 10, 2022 (the “Merger Agreement”), by and among Chicken Soup for the Soul Entertainment, Inc., a Delaware corporation (“CSSE”), RB First Merger Sub Inc., a Delaware corporation, RB Second Merger Sub LLC, a Delaware limited liability company, Redwood Opco Merger Sub LLC, a Delaware limited liability company, RDBX and Redwood Intermediate;

WHEREAS, it is a condition precedent to the effectiveness of the Merger Agreement that, pursuant to that certain Credit Agreement, dated as of October 20, 2017 (as amended by that certain Incremental Assumption and Amendment Agreement dated as of September 7, 2018, that certain Amendment No. 2 dated as of September 30, 2020, that certain Amendment No. 3 dated as of December 28, 2020, that certain Incremental Assumption and Amendment Agreement No. 4 dated as of January 29, 2021, that certain Amendment No. 5 dated as of May 16, 2021, that certain Consent Agreement to Amendment No. 5 to the Credit Agreement dated October 11, 2021, that certain Incremental Assumption and Amendment Agreement No. 6 dated April 15, 2022, and as further amended, restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among Redwood Intermediate, the Borrower, the Lenders party thereto, and HPS Investment Partners, LLC (“HPS”), as Administrative Agent for the Lenders and Collateral Agent for the Secured Parties (in such capacities, the “Agent”), Aspen Parent shall exchange the aggregate outstanding Term B-2 Loan Obligations (as defined below) for the Exchange Securities (as defined below) in accordance with the terms of this Agreement; and

WHEREAS, Redwood Holdco, Redwood Intermediate and RDBX are party to a tax receivable agreement, dated October 22, 2021 (the “Tax Receivable Agreement”), which will terminate concurrently with consummation of the transactions contemplated by the Merger Agreement (such date, the “Consummation Date”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I.

DEFINITIONS

1.1              Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

ARTICLE II.

CONTRIBUTIONS AND EXCHANGE

2.1              Contributions and Exchange.

(a)               Subject to the terms and conditions hereof, on the earlier of (1) the fifth (5th) Business Day immediately following RDBX’s receipt of written notice by Aspen Parent (the “Contribution/Exchange Notice”) or (2) immediately prior to the Consummation Date, Aspen Parent shall cause the following actions to occur in the following sequence (and no step in the sequence shall commence until the immediately preceding step has been completed in its entirety): (i) first, Aspen Parent shall contribute the Term B-2 Loans (as defined in the Credit Agreement), together with accrued but unpaid interest and fees thereon, and all other Obligations related thereto (collectively, the “Term B-2 Loan Obligations”), to New Outerwall (the “Aspen Parent Contribution”), (ii) second, New Outerwall shall contribute the Term B-2 Loan Obligations to Redwood Holdco (the “New Outerwall Contribution”) and (iii) third, Redwood Holdco shall contribute the Term B-2 Loan Obligations to Redwood Intermediate in exchange for 4,035,943 shares of Class B common stock, par value $0.0001 per share, of RDBX (the “RDBX Class B Shares”) and an equal number of Class A common units of Redwood Intermediate (the “Incremental OpCo Units” and together with the RDBX Class B Shares, the “Exchange Securities”) (the “Redwood Holdco Contribution,” and together with the Aspen Parent Contribution and the New Outerwall Contribution, the “Contributions”).

(b)               RDBX shall, not later than immediately prior to the Redwood Holdco Contribution, contribute the RDBX Class B Shares to Redwood Intermediate.

(c)               Immediately after giving effect to the Contributions, (i) Redwood Intermediate will hold all of the outstanding Term B-2 Loan Obligations and will be the “Term Loan B-2 Lender” under this Agreement and the “Subordinated Lender” under the Credit Agreement, and (ii) the Term Loan B-2 Lender shall transfer to the Borrower the Term B-2 Loan Obligations, and, upon and following such exchange, the Term Loan B-2 Obligations shall be deemed fully paid and satisfied in full and shall be irrevocably discharged, terminated and released, without the requirement for further action by any Party (the “Exchange”).

2.2              Closing. The consummation of the Contributions and Exchange shall take place on the earlier of (a) the fifth (5th) Business Day immediately following RDBX’s receipt of the Contribution/Exchange Notice and (b)  immediately prior to the Consummation Date (such date, the “Closing Date”). For the avoidance of doubt, the Exchange Securities shall continue to remain outstanding until the Effective Time (as defined in the Merger Agreement), at which time such Exchange Securities will be treated in accordance with the terms of the Merger Agreement and the Voting and Support Agreement, dated as of April 15, 2022 by and among RDBX, AP VIII Aspen Holdings, L.P., Redwood Holdco and Seaport Global SPAC, LLC.

2.3              Closing Date Deliverables. On the Closing Date:

(a)               (i) RDBX shall cause the applicable RDBX Class B Shares that are included in the Exchange Securities to be registered in book entry form on RDBX’s share register in the name of Redwood Holdco and provide evidence thereof to Redwood Holdco, and (ii) Redwood Intermediate shall cause the applicable Incremental OpCo Units that are included in the Exchange Securities to be registered in book entry form on Redwood Intermediate’s share register in the name of Redwood Holdco and provide evidence thereof to Redwood Holdco; and

(b)               the Agent shall, promptly after the Closing Date, mark as fully paid and satisfied in full and discharged, terminated and cancelled the Term B-2 Loan Obligations on the Register (as defined in the Credit Agreement).

2.4              Agent Consent. The Agent, on behalf of itself and the Senior Lenders under the Credit Agreement, hereby consents to the consummation of the transactions contemplated by this Agreement (including the Contributions and the Exchange).

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE REDBOX PARTIES

Each Redbox Party represents and warrants to each other Redbox Party and the Agent that the statements contained in this ARTICLE III are true and correct, as of the Effective Date and as of the Closing Date:

3.1              Authority; Enforceability. Such Redbox Party has all requisite limited liability company, corporate or limited partnership, as applicable, power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such Redbox Party, as applicable, and constitutes the legal, valid and binding obligation of such Redbox Party enforceable in accordance with its terms (except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally or by general principles of equity and public policy). The execution, delivery and performance by such Redbox Party of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by such Redbox Party. No other organizational proceedings are necessary for such Redbox Party to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF RDBX

RDBX represents and warrants to Redwood Holdco that the statements contained in this ARTICLE V are true and correct, as of the Closing Date:

4.1              Exchange Securities

(a)               On the Closing Date, all of the Exchange Securities will have been duly authorized and, when delivered by RDBX in accordance with this Agreement, will be validly issued, fully paid and nonassessable, will be free and clear of all Liens and not subject to any preemptive rights of any Person and will be issued in compliance with all applicable state and federal laws regulating the offer, sale or issuance of securities.

(b)               Assuming the accuracy of the representations and warranties of Redwood Holdco set forth in ARTICLE V, the offer, sale and issuance of the Exchange Securities to Redwood Holdco in connection with the transactions hereby will be exempt from the registration requirements of the Securities Act and any applicable state securities laws.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF REDWOOD HOLDCO

Redwood Holdco hereby represents and warrants to RDBX that the statements contained in this ARTICLE V are true and correct as of the Closing Date:

5.1              Compliance with Securities Laws.

(a)               The Exchange Securities will be acquired by Redwood Holdco for its own account for the purpose of investment and not with a view to the resale or distribution of all or any part of the Exchange Securities. Redwood Holdco represents and warrants that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act or a non-US person participating in the offering outside the United States in reliance on Regulation S under the Securities Act.

(b)               Redwood Holdco understands that the Exchanges Securities have not been registered under the Securities Act in reliance on an exemption therefrom under Section 4(a)(2) of the Securities Act based in part upon Redwood Holdco’s representations contained in this Agreement and that the Exchange Securities cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available.

ARTICLE VI.

GENERAL PROVISIONS

6.1              Agreement Termination. This Agreement automatically shall terminate and be of no force and effect upon the earlier to occur of (i) the termination of the Merger Agreement pursuant to its terms or (ii) the termination of the Voting and Support Agreement pursuant to its terms. Nothing in this Section 6.1 shall relieve any Party from liability for any willful breach of this Agreement by such Party prior to the termination of this Agreement.

6.2              Further Assurances. Subject to the terms and conditions set forth in this Agreement, the Parties herby agree to use their commercially reasonable efforts to take any and all actions required to consummate the transactions contemplated by this Agreement (limited in the case of the Agent to updating the Register as contemplated by Section 2.3(b)).

6.3              Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief, including reasonable and documented out-of-pocket attorneys’ fees, costs, and expenses, as a remedy of any such breach without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy to which such non-breaching Party may be entitled at law or in equity; provided, however, that each Party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy.

6.4              Entire Agreement; Prior Negotiations. This Agreement contains the entire understanding of the Parties with respect to the subject matter contained herein and supersedes all prior agreements (oral or written), negotiations, and documents between and among the Parties (and their respective advisors) with respect to the subject matter hereof, except for any confidentiality agreements heretofore executed between or among any of the Parties, which shall continue in full force and effect subject to the terms thereof.

6.5              Amendments and Waivers. This Agreement may not be modified, amended, supplemented, or waived without the prior written consent of each of the Parties.

6.6              Independent Analysis. Each Party hereby confirms that it has made its own decision to execute this Agreement based upon its own independent assessment of documents and information available to it, as it deemed appropriate.

6.7              Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

6.8              WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9              Consent to Jurisdiction. Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any state or federal court located in the State and County of New York in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment arising therefrom, and further irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement brought by them shall be brought, and shall be heard and determined, exclusively in the aforementioned court. Each Party irrevocably waives any objection as to venue or inconvenient forum. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

6.10          Third-Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of the Parties and their respective successors and permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.

6.11          Successors and Assigns; Severability. This Agreement is intended to bind and inure to the benefit of each of the Parties and each of their respective successors, assigns, heirs, executors, administrators, and representatives. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect. Upon any such determination of invalidity, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible, in a reasonably acceptable manner, such that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

6.12          Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement and executed counterpart signature pages hereto may be delivered by electronic mail (in “.pdf” or “.tif” format), facsimile, or other electronic imaging means, which shall be deemed to be an original for the purposes of this Agreement.

6.13          Headings. The section headings, paragraphs, and subsections of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement and shall not affect the interpretation of this Agreement.

6.14          Incremental OpCo Units Not Subject to Tax Receivable Agreement. It is understood and agreed by the Parties that the Incremental OpCo Units are not, and shall not be, subject to the Tax Receivable Agreement and that a taxable acquisition (including a deemed taxable acquisition under Section 707(a) of the Internal Revenue Code of 1986, as amended (the “Code”)) or non-taxable acquisition of the Incremental OpCo Units from the holder of such units for class A common stock, par value $0.0001 per share, of RDBX (“Class A Shares”) and/or other consideration (to the extent permitted by the governing documents of Redwood Intermediate or its applicable subsidiary) shall not be treated as an Exchange (as defined in the Tax Receivable Agreement) and any resulting Basis Adjustment (as defined in the Tax Receivable Agreement) shall not give rise to any payment obligation pursuant to Section 3.1 of the Tax Receivable Agreement or otherwise under the Tax Receivable Agreement.

6.15          Representation by Counsel. Each Party acknowledges that it has been represented by counsel (or has been provided a reasonable period of time to obtain access to and advice by counsel and waived its right to do so) in connection with this Agreement. Accordingly, law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

6.16          Interpretation. This Agreement is the product of negotiations among the Parties, and the enforcement or interpretation of this Agreement is to be interpreted in a neutral manner. Any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement or any portion of this Agreement, shall not be effective in regard to the interpretation of this Agreement. When a reference is made in this Agreement to a section, clause, exhibit or schedule, such reference is to a section or clause of, or exhibit or schedule to, this Agreement unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender, (b) words using the singular or plural number also include the plural or singular number, respectively, (c) the terms “hereof,” “herein,” “hereby,” and derivative or similar words refer to this Agreement as a whole, and not to any particular section or clause contained in this Agreement, and (d) the words “include”, “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

6.17          Several, Not Joint, Claims. Except as expressly provided for herein, the agreements, representations, warranties, and obligations of the Parties to this Agreement are, in all respects, several and not joint.

6.18          Notices. All notices, requests, demands, document deliveries, and other communications hereunder shall be deemed given if in writing and delivered, if sent by email, courier, or by registered or certified mail (return receipt requested) to the following addresses and email addresses (or at such other addresses and email addresses as shall be specified by like notice):

If to the Borrower or Redwood Intermediate, to:

Redbox Automated Retail, LLC
1 Tower Lane, Suite 800
Oakbrook Terrace, Illinois 60181
Attn: Frederick Stein
Email: fstein@redbox.com

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attn: Matthew Gilroy
Email: matthew.gilroy@weil.com

If to Redwood Holdco, New Outerwall or Aspen Parent, to:

Redwood Holdco, LP
c/o Apollo Management VIII L.P.
9 W 57th Street, 43rd Floor
New York, New York 10019

Attention:	Lee Solomon, Partner
John Suydam, Chief Legal Officer

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attn: Taurie Zeitzer, Justin Rosenberg
Email: tzeitzer@paulweiss.com, jrosenberg@paulweiss.com

If to the Agent and/or the Lenders (other than the Redwood Intermediate, Redwood Holdco, New Outerwall or Aspen Parent), to:

HPS Investment Partners
40 W 57th St., 33rd Floor
New York, New York 10019
Attention: Vikas Keswani
Email: vikas.keswani@hpspartners.com

with a copy to:

Milbank LLP
55 Hudson Yards
New York, NY 10001
Attn: Al Pisa
Email: APisa@Milbank.com

6.19          No Consequential, Special or Punitive Damages. Notwithstanding anything to the contrary elsewhere in this Agreement, no Party shall, in any event, be liable to any other Person for any consequential, incidental, indirect, special or punitive damages of such other Person, including loss of revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to the breach or alleged breach hereof.

6.20          Confidentiality. This Agreement, as well as its terms, its existence, and the existence of the negotiation of its terms are expressly subject to any existing confidentiality agreements executed by and among any of the Parties, as of the date hereof, including without limitation, the confidentiality obligations under the Credit Agreement.

6.21          No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any other document delivered pursuant hereto (the “Transaction Documents”), each Party unconditionally and irrevocably covenants, agrees and acknowledges that no Person other than the Parties shall have any obligation or liability hereunder (on the terms and subject to the conditions set forth herein), and that notwithstanding that a Party may be a corporation, partnership, limited partnership or limited liability company (i) no right or remedy, recourse or recovery (whether at law or equity or in tort, contract or otherwise) hereunder, under this Agreement or any other Transaction Document or in connection with the transactions contemplated hereby or thereby (or the termination or abandonment thereof) or otherwise, or in respect of any oral representations made or alleged to be made in connection herewith or therewith, shall be had against any former, current or future direct or indirect equity holder, controlling person, general or limited partner, officer, director, employee, investment professional, manager, stockholder, member, agent, affiliate, assignee, financing source or representative of any of the foregoing or any of their respective successors or assigns (any such Person, a “Related Party”) of any Party or any Related Party of any Related Party (including, without limitation, any liabilities or obligations arising under, or in connection with, this Agreement or any other Transaction Document or the transactions contemplated hereby or each thereby (or the termination or abandonment thereof) or otherwise), or in respect of any oral representations made or alleged to be made in connection herewith or therewith, or in respect of any claim (whether at law or equity or in tort, contract or otherwise), whether, in each case, by or through piercing of the corporate, limited liability company or limited partnership veil or similar action, by or through a claim by or on behalf of any Party against any Related Party of any Party or any Related Party of such Related Party, whether by the enforcement of any judgment or assessment or by any legal or equitable proceedings, or by virtue of any statute, regulation or other applicable Law or otherwise, and (ii) it is expressly agreed and acknowledged that no personal liability or obligation whatsoever shall attach to, be imposed on, or otherwise be incurred by, any Related Party of any Party or any Related Party of such Related Party for any liabilities or obligations of the Parties under this Agreement or any other Transaction Document or in connection with the transactions contemplated hereby or each thereby (or the termination or abandonment thereof) or otherwise, in respect of any oral representation made or alleged to have been made in connection herewith or therewith or for any claim (whether at law or equity or in tort, contract or otherwise) based on, in respect of, in connection with, or by reason of such obligations or their creation, and each party hereto hereby irrevocably and unconditionally waives and irrevocably and unconditionally releases all claims (whether arising under equity, contract, tort or otherwise) against such Persons for any such liability or obligation. For the avoidance of doubt, no Party nor any of its Related Parties shall be Related Parties of any other Party.

[Signatures on next pages]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

BORROWER:

REDBOX AUTOMATED RETAIL, LLC

By:	/s/ Galen C. Smith
Name: Galen C. Smith
Title: Chief Executive Officer

Redwood Intermediate LLC:

By:	/s/ Galen C. Smith
Name: Galen C. Smith
Title: President

Redwood Holdco, LP

By: Redwood Holdco GP, LLC, its general partner
By: New Outerwall, Inc., its sole member
By: Aspen Parent, Inc., its sole stockholder
By: Outerwall Holdings, LLC, the sole holder of its Class A shares
By: Aspen Parent Holdings, LLC, its majority member
By: AP VIII Aspen Holdings, L.P., its sole member
By: AP VIII Aspen Holdings GP, LLC, its general partner

By:	/s/ James Elworth
Name: James Elworth
Title: Vice President

NEW OUTERWALL, INC.

By: Aspen Parent, Inc., its sole stockholder
By: Outerwall Holdings, LLC, the sole holder of its Class A shares
By: Aspen Parent Holdings, LLC, its majority member
By: AP VIII Aspen Holdings, L.P., its sole member
By: AP VIII Aspen Holdings GP, LLC, its general partner

By:	/s/ James Elworth
Name: James Elworth
Title: Vice President

ASPEN PARENT, INC.

By: Outerwall Holdings, LLC, the sole holder of its Class A shares
By: Aspen Parent Holdings, LLC, its majority member
By: AP VIII Aspen Holdings, L.P., its sole member
By: AP VIII Aspen Holdings GP, LLC, its general partner

By:	/s/ James Elworth
Name: James Elworth
Title: Vice President

REDBOX ENTERTAINMENT INC.

By:	/s/ Galen C. Smith
Name: Galen C. Smith
Title: Chief Executive Officer

AGENT:

HPS INVESTMENT PARTNERS, LLC

By:	/s/ Vikas Keswani
Name: Vikas Keswani
Title: Managing Director